                                                                     EXHIBIT 4.3



THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 19339 AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY, ENCUMBRANCES AND VOTING IMPOSED BY THE AMENDED AND RESTATED STOCK BUY AND SELL AGREEMENT, DATED THE 10TH DAY OF JULY, 1992, INCLUDING ANY AMENDMENTS THEREOF, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION, AND THE CORPORATION WILL FURNISH TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE A COPY OF SUCH AGREEMENT UPON REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.


60,000 Shares of Series A Convertible Preferred Stock              Warrant No. 1


                                    WARRANT
              To Purchase Series A Convertible Preferred Stock of
                             MEDICAL ALLIANCE, INC.


         1. Grant of Warrant. THIS IS TO CERTIFY THAT Mapleleaf Capital, Ltd., or its registered assigns ("Holder"), is entitled to exercise this Warrant to purchase from MEDICAL ALLIANCE, INC., a Texas corporation (the "Company"), Sixty Thousand (60,000) shares of Series A Convertible Preferred Stock, par value $.002 per share, of the Company (the "Preferred Stock"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. This Warrant is being granted pursuant to the terms of that certain Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Agreement"), and the Company and Holder intend to be bound hereby and thereby. Any capitalized terms not defined herein will have the meanings set forth in the Agreement. The Company acknowledges that the payment by Holder is fair and full consideration for the rights granted to Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of Holder contained herein and in the Agreement, the value of this Warrant is contingent, speculative and uncertain.

         2. Exercise Price. The exercise price per share of Preferred Stock shall be Two Dollars ($2.00) (the "Exercise Price").

         3. Exercise. (a) This Warrant may be exercised at any time or from time to time on or after the date of issuance until the earlier of (i) July 10, 1995 or (ii) the date of the effectiveness of a Qualified Public Offering (as defined in Section 8.2(e) of the Agreement) (the "Expiration Date"). If the Company files a registration statement with the Securities and Exchange Commission for a Qualified Public Offering, then the Company shall provide written notice to the Holder of such proposed Qualified Public Offering as provided in Section 7.1 of the Agreement, and Holder must exercise such Warrant within the time for including such shares in the public offering pursuant to Section 7.1, or Holder's rights hereunder shall expire and this Warrant shall terminate. Such exercise may occur on any day that is a business day, unless otherwise extended pursuant to the terms of the Agreement. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 5005 LBJ Freeway, Suite 1370, Dallas, Texas 75244, or at such other office as shall be designated by the Company pursuant to the Agreement, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of shares of Preferred Stock to be purchased pursuant to such exercise, (ii) cash or cash equivalent payable to the order of the Company in an amount equal to the aggregate purchase price for all shares of Preferred Stock to be purchased pursuant to such exercise and (iii) this Warrant, accompanied by a subscription for Preferred Stock to be purchased in the form of the Subscription appearing at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and deliver to such Holder a certificate or certificates representing the aggregate number of full shares of Preferred Stock issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of such Holder, or such other name as shall be designated in said notice in which case, the Holder shall be responsible for any applicable issue or transfer taxes. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date that said notice, together with said payment and this Warrant and Subscription are received by the Company as aforesaid. The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, such Holder shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which this Warrant is surrendered to the Company in accordance with the immediately preceding sentence. If the exercise is for less than all of the shares of Preferred Stock issuable as provided in the Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such shares issuable hereunder to the Holder. The rights of the Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant. In addition, the Holder of this Warrant, by its acceptance hereof, agrees that as a condition of the Company issuing to such Holder, or its designee, shares of Preferred Stock, that such Holder, or its designee (as the case may be) shall be required to become a party to that certain Amended and Restated Stock Buy and Sell Agreement of the Company, as may be amended from time to time.

         4. Taxes. The issuance of any shares of Preferred Stock or other certificate upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.

         5. Transfer. Subject to the provisions of the legend on the face of this Warrant, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Preferred Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Preferred Stock transferred and to the transferor a Warrant covering the number of shares of Preferred Stock not transferred.

         6. Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares of Preferred Stock upon the exercise of this Warrant. If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share of Preferred Stock, the Company shall pay a cash adjustment for such fraction equal to the equivalent market price for such factional share (as determined in the manner prescribed by the Board of Directors) at the close of business on the exercise date.

         7. Registration Rights. The Preferred Stock into which this Warrant is exercisable shall have the registration rights as provided in
Section 8 of the Agreement.

         8. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

         9. Applicable Law. THIS WARRANT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN TEXAS, AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF TEXAS APPLICABLE TO AN AGREEMENT, EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE.

         10. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof and, shall be enforceable by any such Holder.

         11. Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed.

         DATED as of July 10, 1992.

                                        MEDICAL ALLIANCE, INC.


                                        By:      /s/ Paul Herchman
                                                 -------------------------------
                                        Title:   President
                                                 -------------------------------

                             MEDICAL ALLIANCE, INC.
               AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN

                                   ARTICLE I
                                  DEFINITIONS

        As used in this Plan, the following terms will have the following meanings:

        1.1.    Annual Shareholders Meeting has the meaning ascribed to it in
   Section 4.2.

        1.2. Automatic Grant Date has the meanings ascribed to it in Section 4.2(a).

        1.3. Award means a grant of Options under Article IV of the Plan, a Restricted Stock Award under Article V of the Plan, a Stock Appreciation Rights Award under Article VI of the Plan, a Performance Share Award under
   Article VII of the Plan or a Stock Unit Award under Article VIII of the
   Plan.

        1.4. Award Agreement means an Option Agreement, Restricted Stock Agreement, Stock Appreciation Rights Agreement, Performance Share Agreement or Stock Unit Agreement.

        1.5.    Board means the Company's Board of Directors.

        1.6. Cause means an act or acts engaged in by a Participant involving (i) a felony, (ii) fraud, (iii) embezzlement, (iv) gross or willful neglect of duty or misconduct, (v) the commission of any act that causes or reasonably may be expected to cause substantial injury to the Company.

        1.7. Code means the federal Internal Revenue Code of 1986, as amended.

        1.8. Committee means a committee comprised of two or more Directors of the Company, appointed by the Board, the members of which satisfy the requirements for eligibility set forth in Section 3.1 and which is responsible for the administration of the Plan; provided that the full Board may at any time, in its sole discretion, exercise any or all functions and authority of the Committee; and provided further that, to the extent required by Rule 16b-3, the Committee will have exclusive authority to exercise its functions and authority in respect of the selection of officers and Directors of the Company (other than Nonemployee Directors) to be Participants and in respect of decisions concerning Awards to such persons.

        1.9. Commission means the United States Securities and Exchange Commission.

        1.10.   Company means Medical Alliance, Inc., a Texas corporation.

        1.11. Director means a member of the Board of Directors of the Company or of a subsidiary thereof.

        1.12. Disability of a Participant will be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuing period of not less than 12 months. In the case of any dispute as to whether or not a Participant is disabled within the meaning of this Section, the determination of disability will be made by a licensed physician selected by the Board and acceptable to the Participant, which physician's decision will be final and binding.

        1.13. Employee means any employee of the Company or of any of its subsidiaries, as defined under Section 3401(c) of the Code and the regulations promulgated thereunder.

        1.14. Employment Agreement means an agreement, if any, between the Company or any subsidiary thereof and a Participant, setting forth the terms and conditions of the Participant's employment by the Company or such subsidiary.

        1.15. ERISA means the Employee Retirement Income Security Act of 1974, as amended.

        1.16. Exchange Act means the Securities Exchange Act of 1934, as amended.

        1.17. Grant Date means, with respect to an Option, the date on which an Option is granted, as specified in Section 4.2 or, as applicable, in
   Section 4.3.

        1.18. Incentive Option means an Option that by its terms is intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

        1.19. Market Value means, on any date, the closing price per share of the Stock on the New York Stock Exchange on such date.

        1.20. Minimum Performance Goal means the minimum objective(s) established by the Committee that must be satisfied before any portion of a Performance Share Award is earned. The Minimum Performance Goal may, in the sole discretion of the Committee, be the same as or less than the Performance Goal.

        1.21. Nondiscretionary Option means a Nonstatutory Option granted to a Nonemployee Director under Section 4.2.

        1.22. Nonemployee Director means a member of the Board who is not an Employee.

        1.23. Nonstatutory Option means any Option that is not an Incentive Option.

        1.24. Option means an option to purchase Stock granted under the Plan.

        1.25. Option Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of an Option.

        1.26. Option Price means the price to be paid by a Participant for a share of Stock upon exercise of an Option.

        1.27.   Participant means a person to whom an Award has been granted.

        1.28. Performance Cycle or Cycle means a period of years selected by the Committee during which the performance of the Company and/or the Participant is measured for the purpose of determining the extent to which Performance Shares that have been contingently awarded with respect to such Cycle are earned.

        1.29. Performance Goal means the objective(s) established by the Committee at the time each Performance Share Award is granted with respect to the related Performance Cycle for the purpose of determining the extent to which Performance Shares that have been contingently awarded for such Cycle are earned.

        1.30. Performance Share or Performance Share Award means an Award granted pursuant to Article VII expressed as a share of Stock.

        1.31. Performance Share Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Performance Share Award.

        1.32. Plan means this Amended and Restated 1994 Long-Term Incentive Plan of the Company, as may be amended from time to time.

        1.33. Reporting Participant means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

        1.34. Restricted Stock or Restricted Stock Award means an award of Stock granted under Article V.

        1.35. Restricted Stock Agreement means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

        1.36. Retirement means resignation by the Participant on or after the date on which the Participant has served the Company or one or more subsidiaries thereof for at least five (5) years in the aggregate.

        1.37. Rule 16b-3 means Rule 16b-3 or its successors promulgated under the Exchange Act.

        1.38.   Securities Act means the Securities Act of 1933, as amended.

        1.39. Section 162(m) means Section 162(m) of the Code and the regulations promulgated thereunder.

        1.40. Stock means Common Stock, par value $0.002 per share, of the Company or, in the event the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different security of the Company or some other corporation, such other security.

        1.41. Stock Appreciation Right or Stock Appreciation Rights Award means an Award granted under Article VI.

        1.42. Stock Appreciation Rights Agreement means an agreement between the Company and a Participant setting forth the terms and conditions of a Stock Appreciation Rights Award.

        1.43. Stock Unit or Stock Unit Award means an award of Stock or units granted under Article VIII.

        1.44. Stock Unit Agreement means a written agreement between the Company and a Participant setting forth the terms and conditions of a Stock Unit Award.

        1.45. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations, within the meaning of Sections 424(e) and 424(f) of the Code). Whether a person is a Ten Percent Owner will be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

        1.46. Vesting Year for any portion of any Incentive Option means the calendar year in which that portion of the Option first becomes exercisable.

                                   ARTICLE II
                                    GENERAL

        2.1. PURPOSE. This Plan is intended to encourage ownership of Stock by Participants and to provide additional incentives for them to promote the success of the Company's business. The Company intends that Incentive Options granted under Article IV will qualify as "incentive stock options" within the meaning of Section 422 of the Code.

        With respect to Reporting Participants, the Plan and all transactions under the Plan (other than certain transactions permitted by Section 4.9) are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it will be deemed null and void ab initio.

        2.2. TERM OF THE PLAN. Awards may be granted not later than December 31, 2004.

        2.3.    STOCK SUBJECT TO THE PLAN.  Subject to the provisions of
   Section 9.2 and subject to any additional restrictions elsewhere in the Plan, the maximum aggregate number of shares of Stock that may be issued from time to time pursuant to the Plan may not exceed 748,360 shares. The maximum aggregate number of shares of Stock with respect to which Awards may be granted to any Participant during the term of the Plan may not exceed 50% of the total number of shares of Stock that may be issued from time to time under the Plan. Shares to be issued pursuant to Awards may be either authorized but unissued shares or shares held by the Company in its treasury. If shares of Stock are reacquired by the Company pursuant to the provisions of the Plan or if Options expire or terminate for any reason without having been exercised in full, the reacquired shares and/or the shares not purchased will again be available for issuance under the Plan to the extent permitted by law.

        2.4. ELIGIBILITY. Any full-time or part-time Employee, Director, consultant or advisor of one or more of the Company or any subsidiary thereof will be eligible to be a Participant; provided that no Awards may be granted to any Nonemployee Directors except pursuant to the provisions of
   Section 4.2; and provided further that Incentive Options may be granted only to Employees.

        2.5. ACCELERATION IN CERTAIN EVENTS. The Committee may accelerate the exercisability of any Option (other than a Nondiscretionary Option) or Stock Appreciation Right or waive any restrictions and/or Performance Goals with respect to shares of Restricted Stock, Performance Shares or Stock Units in whole or in part at any time. In addition, notwithstanding the provisions of any Award Agreement, the following provisions will apply:

                (i) Mergers and Reorganizations. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option or Stock Appreciation Right will become immediately exercisable with respect to the full number of shares subject to that Option or Stock Appreciation Right and all restrictions and/or Performance Goals will be deemed lapsed, waived and/or satisfied (as applicable) with respect to any Restricted Stock Award, Performance Share Award or Stock Unit Award; provided that no Option or Stock Appreciation Right will be immediately exercisable and no restrictions or Performance Goals will be deemed lapsed, waived and/or satisfied with respect to a Restricted Stock Award, Performance Share Award or Stock Unit Award under this
        Section 2.5 on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction.

                (ii) Change in Control. All Options and Stock Appreciation Rights will become immediately exercisable and all restrictions and/or Performance Goals related to any Restricted Stock Award, Performance Share Award or Stock Unit Award will be deemed lapsed, waived and/or satisfied (as applicable) in the event any Person (other than a Person meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) or its successors promulgated under the Exchange Act) meets the requirements for becoming an Acquiring Person.

        2.6. RESTRICTIONS ON ISSUE OF SHARES. Notwithstanding any other provision of the Plan, if at any time in the reasonable opinion of the Company the issuance of shares of Stock pursuant to an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares of Stock until (i) approval has been obtained from such governmental agencies, other than the Commission, as may be required under any applicable law, rule or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Commission, one of the following conditions has been satisfied:

                (1) the issuance of shares of Stock is effectively registered under the Securities Act; or

                (2) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares has been obtained by the Company from the staff of the Commission.

   The Company will make all reasonable efforts to bring about the occurrence of such events.

        2.7.    PURCHASE FOR INVESTMENT; SUBSEQUENT REGISTRATION.

                (a) Unless the issuance of shares of Stock to be issued pursuant to an Award has been effectively registered under the Securities Act, the Company will be under no obligation to issue any shares of Stock pursuant to an Award unless the Participant gives a written representation to the Company that is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he is acquiring the shares of Stock issued pursuant to such Award as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of Stock.

                (b) If required in the opinion of counsel, each certificate representing shares of Stock issued pursuant to an Award will bear a reference to the investment representation made in accordance with this Section 2.7 and to the fact that no registration statement has been filed with the Commission in respect of the issuance of such shares of Stock.

                (c) If the Company deems it necessary or desirable to register under the Securities Act or other applicable statutes the issuance of any shares of Stock with respect to which an Award has been granted, or to qualify the issuance of any such shares for exemption from the Securities Act or other applicable statutes, then the Company will take such action at its own expense. The Company may require from each Participant such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its Directors and officers from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

        2.8. WITHHOLDING; NOTICE OF DISPOSITION OF STOCK PRIOR TO EXPIRATION OF SPECIFIED HOLDING PERIOD.

                (a) Whenever shares of Stock are to be issued pursuant to an Award, the Company will have the right to require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares of Stock.

                (b) When a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, such payment may be made, in whole or in part, (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Stock already owned by the Participant having a Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") equal to the amount required to be withheld, (iv) with respect to Options, through the withholding by the Company ("Company Withholding") of a portion of the shares of Stock acquired upon the exercise of the Options (provided that, with respect to any Option held by a Reporting Participant, at least six months has elapsed between the grant of such Option and the exercise involving tax withholding) or (v) in any other form of valid consideration, as permitted by the Committee in its sole discretion; provided that a Reporting Participant will not be permitted to satisfy his withholding obligation through Company Withholding unless required to do so by the Committee, in its sole discretion. The Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

                (c) The Company may require as a condition to the issuance of shares of Stock upon exercise of an Incentive Option that the party exercising such Option give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company will have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares of Stock upon exercise of an Incentive Option that the party exercising such option agree, in writing in a form satisfactory to the Company, to make such a remittance.

        2.9. RESERVATION OF STOCK. The Company must at all times during the term of the Plan reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan and will pay all fees and expenses necessarily incurred by the Company in connection therewith.

        2.10. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS. Nothing contained in the Plan or in any Award will confer upon any Participant any right with respect to the continuation of his employment or service with the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or certificate of incorporation or bylaws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award.

                                  ARTICLE III
                                 ADMINISTRATION

        3.1. ADMINISTRATION. Subject to the provisions of the Plan, including without limitation the provisions of Section 4.2, the Plan will be administered by the Committee. Each member of the Committee must qualify as a "disinterested person" within the meaning of Rule 16b-3. In addition, with respect to any Award that the Company intends to qualify for the exception for qualified performance-based compensation set forth in Section 162(m), such Award must be granted solely by "outside directors" within the meaning of such Section. Subject to Section 4.2, the Committee will have sole discretion and authority to determine from time to time the Participants to whom Awards will be granted and the number of shares of Stock subject to each Award, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine and interpret the terms and provisions of each Award Agreement or waive any conditions, restrictions and/ or Performance Goals applicable to any Option or Stock Appreciation Right (or the exercise thereof) or to any shares of Restricted Stock, Performance Shares or Stock Units, and to make all other determinations necessary or advisable for the administration of the Plan.
   In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its sole discretion deems relevant. The Committee's determinations on the matters referred to in this Section 3.1 will be conclusive.

                                   ARTICLE IV
                                    OPTIONS

        4.1 GRANT OF OPTIONS. The Committee may, in its sole discretion, grant Options in accordance with the terms and conditions set forth in the Plan. Each Option Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

        4.2. AUTOMATIC GRANTS OF OPTIONS TO NONEMPLOYEE DIRECTORS. During such period of time, if any, as the Company is subject to the reporting requirements under the Exchange Act, each nonemployee Director who is elected or re-elected to the Board at an annual shareholders meeting or special meeting in lieu of an annual meeting (an "Annual Shareholders Meeting"), is hereby granted, on the date of such meeting (as used in or with reference to this Section 4.2, an "Automatic Grant Date"), a Nonstatutory Option to purchase 2,500 shares of Stock upon such Director's initial election and a Nonstatutory Option to purchase 1,500 shares of Stock at each Annual Shareholders Meeting thereafter while he or she continues to serve as a Director or his or her re-election as a Director. Each Option granted to a Participant under this Section 4.2 will (i) have an Option Price equal to 100% of the Market Value of the Stock on the Automatic Grant Date, (ii) terminate on the tenth anniversary of the Automatic Grant Date (subject to the provisions of Section 16(b) of the Exchange Act) and (iii) become exercisable in three equal installments as follows: 33 1/3% on the first anniversary of the Automatic Grant Date, an additional 33 1/3% on the second anniversary of the Automatic Grant Date, and an additional 33 1/3% on the third anniversary of the Automatic Grant Date.

        4.3. TIME OF GRANTING OPTIONS. Except as provided in Section 4.2, the granting of an Option will take place at the time specified in the Option Agreement.

        4.4. OPTION PRICE. The Option Price under each Incentive Option may not be less than 100% of the Market Value on the Grant Date, or less than 110% of the Market Value on the Grant Date if the Participant is a Ten Percent Owner. The Option Price under each Nonstatutory Option will not be so limited solely by reason of this Section 4.4.

        4.5. OPTION PERIOD. No Incentive Option may be exercised later than the tenth anniversary of the Grant Date, or, if the Participant is a Ten Percent Owner, not later than the fifth anniversary of the Grant Date. The option period under each Nonstatutory Option will not be so limited solely by reason of this Section 4.5. Options other than Nondiscretionary Options may become exercisable in such installments, cumulative or noncumulative, as the Committee may determine.

        4.6. LIMIT ON INCENTIVE OPTION CHARACTERIZATION. To the extent any Option fails to qualify as an Incentive Option, such Option will be considered a Nonstatutory Option.

        4.7.    EXERCISE OF OPTIONS.

                (a) Method of Exercise. Each Option will be exercisable in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a share of Stock.

                (b) Payment of Purchase Price. The purchase price of any shares of Stock purchased must be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by shares of Stock, if permitted by the Committee, (iv) if then permitted under the laws of the State of Texas and approved by the Committee, by a promissory note for the total purchase price of the shares of Stock being purchased, which note will contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Stock, (v) by delivery of a copy of irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Stock purchased upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vi) in any other form of valid consideration, as permitted by the Committee in its sole discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Stock, those shares will be valued at the then Market Value.

        4.8.    TERMINATION OF EMPLOYMENT OR ASSOCIATION WITH THE COMPANY.

                (a) Termination of Employment with the Company. If a Participant ceases to be employed by the Company or any subsidiary thereof because the Participant is terminated for Cause, any Options held by that Participant will automatically expire. If a Participant's employment is terminated for any reason other than for Cause or due to death, such Participant's Option will be exercisable (to the extent exercisable on the date of termination of the Participant's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within three months after he ceases to be an Employee (or within (i) three months after termination if on account of Retirement or (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless, with respect to any Nonstatutory Option (other than a Nondiscretionary Option), the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. If a Participant dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an Employee, such Participant's Option will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless, with respect to any Nonstatutory Option (other than a Nondiscretionary Option), the Committee agrees, in its sole discretion, to extend the term of such Option; provided that the term of any such Option will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following: (i) if any facts that would constitute Cause for termination of employment of a Participant are brought to the attention of the Committee after the Participant's employment with the Company or any subsidiary thereof has ended, any Options then held by the Participant may be immediately terminated by the Committee and (ii) if a Participant is an Employee employed pursuant to a written Employment Agreement, the Participant's employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

                (b) Termination of Association with the Company. If (i) a Nonemployee Director is removed for Cause or (ii) a consultant or advisor or other Participant who is not an Employee has his relationship with the Company terminated for Cause, any Options held by any such Participant will automatically expire. In all other cases, any Options held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Option Agreement; provided that (i) if any facts that would constitute cause for removal or termination of a Participant who is a Nonemployee Director, consultant or advisor or other person who is not an Employee are brought to the attention of the Committee after such Participant's association with the Company has ended, any Options held by such Participant may be immediately terminated by the Committee, and (ii) if such Participant has been retained pursuant to a written agreement, the Participant's relationship with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's association with the Company is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

        4.9.    TRANSFERABILITY OF OPTIONS.

                (a) Incentive Options. Incentive Options may not be transferred or assigned other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or by the Participant's legally authorized representative, and each Option Agreement in respect of an Incentive Option will so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Option.

                (b)      Nonstatutory Options.

                         (1)     Participants Other Than Reporting
                Participants. With respect to Nonstatutory Options granted hereunder to any Participant who is not a Reporting

                Participant, the Committee may, in its sole discretion, provide in any Option Agreement (or in an amendment to any existing Option Agreement) such provisions regarding transferability of the Nonstatutory Options as the Committee, in its sole discretion, deems appropriate.

                         (2) Reporting Participants. Except as may be specified by the Committee in accordance with the following paragraph, a Nonstatutory Option granted to a Reporting Participant may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, or the rules thereunder. The designation by a Reporting Participant of a beneficiary will not constitute a transfer of the Option.

                         The Committee may, in its sole discretion, provide in
                any Option Agreement (or in an amendment to any existing Option Agreement) that Nonstatutory Options granted hereunder to a Reporting Participant, other than Nondiscretionary Options, may be transferred to members of the Reporting Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer. The Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

        4.10. LIMITATION OF RIGHTS IN STOCK. A Participant will not be deemed for any purpose to be a shareholder of the Company with respect to any of the shares of Stock covered by an Option, except to the extent the Option has been exercised with respect thereto and, in addition, a certificate has been issued therefor and delivered to the Participant or his agent. Any Stock issued pursuant to the Option will be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Articles of Incorporation of the Company (as amended or restated from time to time), the Bylaws of the Company (as amended or restated from time to time) and any applicable Employment Agreement.

                                   ARTICLE V
                                RESTRICTED STOCK

        5.1 GRANT OF RESTRICTED STOCK AWARDS. The Committee may, in its sole discretion, grant Restricted Stock Awards in accordance with the terms and conditions set forth in the Plan. Each Restricted Stock Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

        5.2. TERMS AND CONDITIONS. Each Restricted Stock Award confers upon the recipient thereof the right to receive a specified number of shares of Stock in accordance with the terms and conditions of each Participant's Restricted Stock Agreement. The general terms and conditions of a Restricted Stock Award will be as follows:

                (a) Any shares of Stock awarded hereunder to a Participant will be restricted for a period of time to be determined by the Committee for each Participant at the time of the Award, which period shall be not less than six months nor more than ten years. The restrictions will prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and will provide for possible reversion thereof to the Company in accordance with subparagraph (b) during the period of restriction.

                (b) All Restricted Stock awarded under this Plan to a Participant will be forfeited and returned to the Company in the event the Participant's employment or service with the Company or a subsidiary thereof is terminated prior to the expiration of the period of restriction, unless the Participant's termination of employment or service is due to his death, Disability or Retirement or unless the Committee, in its sole discretion, waives the restrictions established in accordance with subparagraph (a) with respect to any or all of the shares of Restricted Stock.

                (c) In the event of a Participant's death or Disability, the restrictions established in accordance with subparagraph (a) will lapse with respect to all Restricted Stock awarded to the Participant prior to any such event, and the shares of Stock involved will cease to be Restricted Stock and will no longer be subject to forfeiture to the Company pursuant to subparagraph (b).

                (d) In the event of a Participant's Retirement, the restrictions established in accordance with subparagraph (a) will continue to apply unless the Committee in its sole discretion shortens the restriction period.

                (e) Stock certificates issued with respect to Restricted Stock Awards will be registered in the name of the Participant, but will be delivered by him to the Company together with a stock power endorsed in blank. Each such certificate will bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE AMENDED AND RESTATED 1994 LONG-TERM INCENTIVE PLAN OF MEDICAL ALLIANCE, INC. AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND MEDICAL ALLIANCE, INC. ENTERED INTO PURSUANT TO SUCH PLAN."

                From the time of grant of the Restricted Stock Award, the Participant will be entitled to exercise all rights (including dividend and voting rights) with respect to the shares represented by such certificate, subject to forfeiture of such voting rights and the Stock as provided in subparagraph (b).

                (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company will return the stock certificates representing the shares with respect to which the restriction has lapsed to the Participant or his legal representative, and pursuant to the instruction of the Participant or his legal representative will issue a certificate for such shares that does not bear the legend set forth in subparagraph (e).

                (g) Any other securities or assets (other than ordinary cash dividends) that are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions established in accordance with subparagraph (a), will be subject to the same restrictions and will be delivered by the Participant to the Company as provided in subparagraph (e).

        5.3. NOTICE TO COMPANY OF SECTION 83(B) ELECTION. Any Participant who exercises an election under Section 83(b) of the Code to have his receipt of Shares of Restricted Stock taxed currently, without regard to restrictions, must give notice to the Company of such election immediately upon making such election. Such an election must be made within 30 days after the effective date of issuance and cannot be revoked except with the consent of the Internal Revenue Service.

                                   ARTICLE VI
                           STOCK APPRECIATION RIGHTS

        6.1. GRANT OF STOCK APPRECIATION RIGHTS. The Committee may, in its sole discretion, grant Stock Appreciation Rights in accordance with the terms and conditions set forth in the Plan. Each Stock Appreciation Rights Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

        6.2. TERMS AND CONDITIONS. A Stock Appreciation Right will entitle a Participant to receive an amount equal to (or if the Committee shall so determine at the time of grant, less than) the excess of the Market Value on the date of exercise over the Market Value on the date of grant of such right (or such other price as is set by the Committee), multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

        6.3. FORM OF GRANT. A Stock Appreciation Right may be granted in combination with, in addition to, or completely independent of, an Option or any other Award.

        6.4. FORM OF PAYMENT. Settlement of a Stock Appreciation Right may be made (i) in cash, (ii) by certified or cashier's check, (iii) if permitted by the Committee, in shares of Stock or (iv) in any other form of valid consideration, as determined by the Committee in its sole discretion. However, any Stock Appreciation Right exercised upon or subsequent to the occurrence of an event described in Sections 2.5(i) or 2.5(ii) must be paid in cash.

        6.5. TIME LIMITATIONS. No Stock Appreciation Right may be exercised unless the Company has complied with the reporting requirements of Section 13(a) of the Exchange Act for a period of one year immediately prior to such exercise. In addition, no Stock Appreciation Right may be exercised until six months after the date of grant of such right. Any election by a Participant to exercise a Stock Appreciation Right must be made during the period beginning on the third business day following the date of release for publication of quarterly or annual summary statements of sales and earnings regarding the Company and ending on the twelfth business day following such date. This condition will be deemed to be satisfied when the specified financial data appears on a wire service, financial news service or newspaper of general circulation or is otherwise first made publicly available. In the case of any particular exercise of a Stock Appreciation Right, the Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

        6.6. EXERCISE OF STOCK APPRECIATION RIGHTS; EFFECTS ON OPTIONS AND VICE-VERSA. Each Stock Appreciation Right will be exercisable in accordance with the terms of the Stock Appreciation Rights Agreement pursuant to which the Stock Appreciation Right is granted. Whenever a Stock Appreciation Right is granted in relation to an Option and the exercise of one affects the right to exercise the other, the number of shares of Stock available under the Option to which the Stock Appreciation Right relates will decrease by a number equal to the number of shares of Stock for which the Stock Appreciation Right is exercised. Upon the exercise of an Option, any related Stock Appreciation Right will terminate as to any number of shares of Stock subject to such Stock Appreciation Right that exceeds the total number of shares of Stock for which the Option remains unexercised.

        6.7.    TRANSFERABILITY OF STOCK APPRECIATION RIGHTS.

                (a) Participants Other Than Reporting Participants. Subject to Section 6.9, with respect to Stock Appreciation Rights granted hereunder to any Participant who is not a Reporting Participant, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) such provisions regarding transferability of the Stock Appreciation Rights as the Committee, in its sole discretion, deems appropriate.

                (b) Reporting Participants. Subject to Section 6.9 and except as may be specified by the Committee in accordance with the following paragraph, a Stock Appreciation Right granted to a Reporting Participant may not be transferred or assigned other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of ERISA, or the rules thereunder. The designation by a Reporting Participant of a beneficiary will not constitute a transfer of the Stock Appreciation Right.

                Subject to Section 6.9, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) that Stock Appreciation Rights granted hereunder to a Reporting Participant may be transferred to members of the Reporting Participant's immediate family, trusts for the benefit of such immediate family members and partnerships in which such immediate family members are the only partners, provided that there cannot be any consideration for the transfer.

                The Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

        6.8. TERMINATION OF EMPLOYMENT OR SERVICE. Whenever a Stock Appreciation Right is granted in relation to an Option and the exercise of one affects the right to exercise the other, in the event of the termination of the Participant's employment or service with the Company, the Stock Appreciation Right may be exercised only during the period, if any, within which the Option to which it relates may be exercised. If a Stock Appreciation Right is granted independently of an Option under the Plan, the following provisions will apply:

                (a) Termination of Employment with the Company. If a Participant ceases to be employed by the Company or any subsidiary thereof because the Participant is terminated for Cause, any Stock Appreciation Rights held by that Participant will automatically expire. If a Participant's employment is terminated for any reason other than Cause or due to death, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of termination of the Participant's employment or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right, to the extent exercisable following such acceleration) at any time within 30 days after he ceases to be an Employee (or within (i) three months after termination if on account of Retirement or (ii) 12 months after termination if on account of Disability), unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term. If a Participant dies while employed by the Company or any subsidiary thereof, or within three months after ceasing to be an Employee, such Participant's Stock Appreciation Right will be exercisable (to the extent exercisable on the date of death, or, if the Committee, in its sole discretion, has accelerated the vesting of such Stock Appreciation Right, to the extent exercisable following such acceleration) at any time within 12 months after the date of death, unless by its terms it expires earlier or unless the Committee agrees, in its sole discretion, to extend the term of such Stock Appreciation Right; provided that the term of any such Stock Appreciation Right will not be extended beyond its original term. Military or sick leave will not be deemed a termination of employment, provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract. The foregoing is qualified by the following: (i) if any facts that would constitute Cause for termination of employment of a Participant are brought to the attention of the Committee after the Participant's employment with the Company or any subsidiary thereof has ended, any Stock Appreciation Rights then held by the Participant may be immediately terminated by the Committee and (ii) if a Participant is an Employee employed pursuant to a written Employment Agreement, the Participant's employment with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's employment is considered under the circumstances to have been terminated for cause for purposes of such agreement.

                (b) Termination of Association with the Company. If a consultant or advisor or other Participant who is not an Employee has his relationship with the Company terminated for Cause, any Stock Appreciation Rights held by any such Participant will automatically expire. In all other cases, any Stock Appreciation Rights held by such a Participant, to the extent exercisable on the date of termination of the Participant's association with the Company, will remain exercisable and will expire in accordance with the terms of the applicable Stock Appreciation Rights Agreement; provided that (i) if any facts that would constitute cause for removal or termination of a Participant who is a consultant or advisor or other person who is not an Employee are brought to the attention of the Committee after such Participant's association with the Company has ended, any Stock Appreciation Rights held by such Participant may be immediately terminated by the Committee and (ii) if such Participant has been retained pursuant to a written agreement, the Participant's relationship with the Company will be deemed terminated for "cause" for purposes of the Plan only if the Participant's association with the Company is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

        6.9. TANDEM INCENTIVE OPTION - STOCK APPRECIATION RIGHT. Whenever an Incentive Option and a Stock Appreciation Right are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

                (a) The Stock Appreciation Right will expire no later than the expiration of the underlying Incentive Option.

                (b) The Stock Appreciation Right may be for no more than the difference between the Option Price of the underlying Incentive Option and the Market Value of the Stock subject to the underlying Incentive Option at the time the Stock Appreciation Right is exercised.

                (c) The Stock Appreciation Right is transferable only when the underlying Incentive Option is transferable, and under the same conditions.

                (d) The Stock Appreciation Right may be exercised only when the underlying Incentive Option is eligible to be exercised.

                (e) The Stock Appreciation Right may be exercised only when the Market Value of the Stock subject to the underlying Incentive Option exceeds the Option Price of the underlying Incentive Option.

        6.10. WRITTEN NOTICE REQUIRED. Any Stock Appreciation Right will be deemed to be exercised when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Stock Appreciation Right.

                                  ARTICLE VII
                               PERFORMANCE SHARES

        7.1. GRANT OF PERFORMANCE SHARES. The Committee may, in its sole discretion, grant Performance Shares in accordance with the terms and conditions set forth in the Plan. Each Performance Share Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

        7.2. TERMS AND CONDITIONS. Performance Shares may be earned based on the attainment of Performance Goals established by the Committee for a particular Performance Cycle. The Committee may establish Performance Goals on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select.

        7.3. AMOUNT OF PAYMENT. After the end of each Performance Cycle, the Committee will determine the number of Performance Shares earned by each Participant with respect to the Performance Cycle in accordance with the following:

                (a) If the Performance Goal is attained or exceeded, a Participant will be deemed to have earned the full number of Performance Shares granted to the Participant.

                (b) If the Minimum Performance Goal is not attained, a Participant will be deemed to have earned no Performance Shares.

                (c) If the Performance Goal is not attained, but the Minimum Performance Goal is attained or exceeded, the number of Performance Shares deemed to have been earned by a Participant will be a portion of the Performance Shares, as determined based on a formula established by the Committee at the time of grant.

                (d) If a Participant's employment or service with the Company or any subsidiary thereof has terminated because of death, Disability or Retirement prior to the end of a Performance Cycle, the number of Performance Shares such Participant will be deemed to have earned shall be the number of Performance Shares determined as though such Participant's employment or service had not terminated, multiplied by a fraction, the numerator of which is the number of months such Participant was employed or served the Company or a subsidiary thereof during the Performance Cycle (including the month during which employment or service terminated) and the denominator of which is the total number of months in the Performance Cycle.

                (e) If the Participant's employment or service has terminated for any reason other than death, Disability or Retirement, such Participant will be deemed to have earned no Performance Shares except as and to the extent the Committee may determine; provided that the number of Performance Shares that may be so determined by the Committee to have been earned may not exceed the number that would have been earned had the provisions of Section 7.3(a) been applicable.

                (f) At any time prior to the end of a Performance Cycle, the Committee may adjust downward (but not upward) the Performance Goal and/or the Minimum Performance Goal as a result of major events unforeseen at the time the Performance Shares were awarded, such as changes in the economy, the industry, laws affecting the operation of the Company or any subsidiary thereof, changes in applicable tax laws or accounting principles or any other event the Committee determines would have a significant impact upon the probability of attaining the previously established Performance Goal and/or Minimum Performance Goal.

        7.4. FORM OF PAYMENT. Payment in respect of earned Performance Shares will be made to the Participant or, if the Participant has died, to the Participant's designated beneficiary, as soon as practicable after the expiration of the Performance Cycle and the Committee's determination under
   Section 7.3. Payment in respect of earned Performance Shares may be made in cash, in shares of Stock or a combination thereof, as determined by the Committee in its sole discretion at the time of payment.

        7.5. ADDITIONAL AWARDS. In the sole discretion of the Committee, a Performance Share Award may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to such Award.

                                  ARTICLE VIII
                               STOCK UNIT AWARDS

        8.1. GRANT OF STOCK UNIT AWARDS. The Committee may, in its sole discretion, grant Stock Unit Awards in accordance with the terms and conditions set forth in the Plan. Each Stock Unit Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion.

        8.2 TERMS AND CONDITIONS. Stock Unit Awards may be in the form of Stock or units, the value of which is based, in whole or in part, on the Market Value of Stock. Stock Unit Awards will be subject to such terms, restrictions, conditions, vesting requirements and





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
   payment requirements as the Committee may determine in its sole discretion at the time of grant, including without limitation the following:

                (a) Any shares of Stock that are part of a Stock Unit Award may be subject to restrictions on sale, assignment, transfer, pledge or other encumbrance.

                (b) Stock Unit Awards may provide for the payment of cash consideration by the Participant or provide that the Award, and any Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration.

                (c) Stock Unit Awards may relate in whole or in part to certain performance criteria established by the Committee.

                (d) Stock Unit Awards may provide for deferred payment schedules and/or vesting over a specified period of employment or service with the Company or any subsidiary thereof.

        8.3. ADDITIONAL AWARDS. In the sole discretion of the Committee, a Stock Unit Award may provide the Participant with (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to such Award.

                                   ARTICLE IX
                     TERMINATION, AMENDMENT AND ADJUSTMENT

        9.1. TERMINATION AND AMENDMENT OF THE PLAN. The Board (or, if the Board has specifically delegated this authority to the Committee, the Committee) may at any time terminate the Plan or make such modifications of the Plan as it deems advisable; provided that no amendment may be made without approval of the shareholders of the Company if such approval is required under the Code, Rule 16b-3 or any requirement under applicable state law; and provided further that no amendment may be made to Section 4.2 (governing Options to Nonemployee Directors) more often than once in any six-month period except to conform to applicable provisions of the Code or ERISA, or the rules and regulations under either such statute. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award has theretofore been granted, adversely affect the rights of such Participant under such Award.

        9.2. ADJUSTMENT. In the event of any stock dividend payable in Stock or any split-up or contraction of the number of shares of Stock after the date an Award is granted and prior to the exercise in full of an Option or Stock Appreciation Right or the lapse, waiver and/or satisfaction of any restrictions or Performance Goals related to a Restricted Stock Award, Performance Share Award or Stock Unit Award, the number of shares subject to such Award and, if applicable, the Option Price, will be proportionately adjusted. In the event of any reclassification or change of outstanding shares of Stock or in case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of stock or other securities equivalent in kind and value to those shares a Participant would have received if he had held the full number of shares of Stock subject to the Award immediately prior to such reclassification, change, consolidation, merger, sale or conveyance (together with all other shares, stock and securities thereafter issued in respect thereof) will thereupon be subject to the Award. Upon dissolution or liquidation of the Company, all Awards will terminate, but the Participant will have the right, immediately prior to such dissolution or liquidation, to exercise any Option or Stock Appreciation Right to the extent exercisable on the date of such dissolution or liquidation. No fraction of a share of Stock will be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Award will cause such number to include a fraction of a share, such number of shares will be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Stock of the nature contemplated by this
   Section 9.2, the number of shares of Stock available for the purpose of the Plan as stated in Section 2.3 will be correspondingly adjusted.

                                   ARTICLE X
                                 MISCELLANEOUS

        10.1. AMENDMENT AND RESTATEMENT OF PRIOR PLAN. The Plan amends and restates in its entirety that certain Statutory Incentive Stock Option Plan of the Company, dated as of January 24, 1990, as amended (the "Prior Plan"), such that all stock options issued under the Plan shall now be governed by, and subject to, the Plan, and the Prior Plan is deemed to have been superseded by the Plan and shall no longer by of any force or effect.

        10.2. NOTICES AND OTHER COMMUNICATIONS. All notices and other communications required or permitted under the Plan will be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested (a) if to the Participant, at his residence address last filed with the Company and (b) if to the Company, at its principal executive offices, Attention: President, or to such other persons or addresses as the Participant or the Company may specify by a written notice to the other from time to time.

        10.3. PLAN BINDING ON SUCCESSORS. The Plan will be binding upon the successors and assigns of the Company.

        10.4. NUMBER AND GENDER. Whenever used herein, nouns in the singular will include the plural where appropriate, and the masculine pronoun will include the female gender.





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